Exhibit 99.1

TTEC Announces Third Quarter 2019

Financial Results

Signs Bookings of $114 Million

Revenue was $395.5 Million

Operating Income was $26.0 Million or 6.6 Percent of Revenue

($26.2 Million or 6.6 Percent Non-GAAP)

Net Income was $20.0 Million ($18.6 Million Non-GAAP)

Adjusted EBITDA was $46.2 Million or 11.7 Percent of Revenue

Fully Diluted EPS was $0.43 ($0.40 Non-GAAP)

Maintain Outlook for Full Year 2019 Revenue, Adjusted Operating Income and Adjusted EBITDA

DENVER, November 5, 2019 — TTEC Holdings, Inc. (NASDAQ: TTEC), a leading digital global customer experience technology and services company focused on the design, implementation and delivery of transformative solutions for many of the world’s most iconic and disruptive brands, today announced financial results for the third quarter ended September 30, 2019.

“We continued to overperform against our key financial objectives in the third quarter, and 2019 is setting up to be a record year for revenue and profitability,” commented Ken Tuchman, chairman and chief executive officer of TTEC. “We are making significant progress executing upon our vision to continuously deliver exceptional customer experience and engagement, especially in today’s disruptive digital world. The strategic interplay between our Digital and Engage solutions is a marketplace differentiator that creates a virtuous cycle with the power to further enhance our organic revenue growth and margin expansion. We are also fortifying our integrated offering through a strong pipeline of accretive strategic acquisitions and meaningful new digital channel partnerships to deliver a truly differentiated customer experience for our clients.”

THIRD QUARTER 2019 FINANCIAL HIGHLIGHTS

Revenue

•                  Third quarter 2019 GAAP revenue increased 8.4 percent to $395.5 million compared to $364.9 million in the prior year period.

•                  Foreign exchange had a $2.2 million positive impact on revenue in the third quarter 2019.

Income from Operations

•                  Third quarter 2019 GAAP income from operations was $26.0 million, or 6.6 percent of revenue, compared to $14.7 million, or 4.0 percent of revenue in the prior year period.

•                  Non-GAAP income from operations, excluding $0.2 million in restructuring and impairment charges, was $26.2 million or 6.6 percent of revenue versus 4.8 percent for the prior year period.

•                  Foreign exchange had a $2.1 million positive impact on income from operations in the third quarter 2019.

Adjusted EBITDA

•                  Third quarter 2019 Non-GAAP Adjusted EBITDA was $46.2 million, or 11.7 percent of revenue, compared to $38.2 million, or 10.5 percent of revenue in the prior year period.

Investor Relations Contact Paul Miller +1.303.397.8641	Public Relations Contact Nick Cerise +1.303.397.8331	Address 9197 South Peoria Street Englewood, CO 80112	Contact ttec.com +1.800.835.3832

Earnings Per Share

•                  Third quarter 2019 GAAP fully diluted earnings per share was $0.43 compared to $0.15 for the same period last year.

•                  Non-GAAP fully diluted earnings per share was $0.40 compared to $0.22 in the prior year period.

Bookings

•                  During the third quarter 2019, TTEC signed an estimated $114 million in annualized contract value. Third quarter bookings mix was diversified across segments, verticals, and geographies.

STRONG BALANCE SHEET AND CASH FLOWS CONTINUE TO FUND INVESTMENTS AND DIVIDENDS

•                  As of September 30, 2019, TTEC had cash and cash equivalents of $85.5 million and debt of $218.9 million, resulting in a net debt position of $133.4 million. This compares to a net debt position of $202.3 million for the same period 2018.

•                  As of September 30, 2019, TTEC had approximately $575 million of additional borrowing capacity available under its revolving credit facility compared to $405 million for the same period 2018.

•                  Cash flow from operations in the third quarter 2019 was $63.1 million compared to $61.4 million for the third quarter 2018.

•                  Capital expenditures in the third quarter 2019 were $16.0 million compared to $15.0 million for the third quarter 2018.

•                  Paid a 32 cent per share, or $14.9 million, semi-annual dividend on October 17, 2019, an approximate 14.3 percent increase over the dividend paid in October 2018 and a 6.7 percent increase over the April 2019 dividend.

SEGMENT REPORTING & COMMENTARY

Effective June 30, 2019, TTEC reports financial results for the following two business segments:

1.             TTEC Digital (Digital) - Previously TTEC’s Customer Strategy Services and Customer Technology Services segments.

2.             TTEC Engage (Engage) — Previously TTEC’s Customer Growth Services and Customer Management Services segments.

Financial highlights for the two segments are provided below.

TTEC Digital — Design, build and operate tech-enabled, insight-driven CX solutions

•                  Third quarter 2019 GAAP revenue for TTEC Digital increased 17.9 percent to $78.6 million from $66.7 million for the year ago period. Income from operations was $11.7 million or 14.9 percent of revenue compared to operating income of $8.5 million or 12.7 percent of revenue for the prior year period.

•                  Non-GAAP income from operations was $11.8 million, or 15.0 percent of revenue compared to operating income of $8.6 million or 12.8 percent of revenue in the prior year period.

TTEC Engage — Digitally-enabled customer care, acquisition, and fraud prevention services

•                  Third quarter 2019 GAAP revenue for TTEC Engage increased 6.2 percent to $316.9 million from $298.3 million for the year ago period. Income from operations was $14.3 million or 4.5 percent of revenue compared to operating income of $6.2 million or 2.1 percent of revenue for the prior year period.

•                  Non-GAAP income from operations was $14.4 million, or 4.5 percent of revenue compared to operating income of $8.8 million or 3.0 percent of revenue in the prior year period.

•                  Foreign exchange had a $2.4 million positive impact on revenue and $2.1 million positive impact on income from operations.

NON-GAAP FINANCIAL MEASURES

This press release contains a discussion of certain non-GAAP financial measures that the Company includes to allow investors and analysts to measure, analyze and compare its financial condition and results of operations in a meaningful and consistent manner. A reconciliation of these non-GAAP financial measures can be found in the tables accompanying this press release.

•                  GAAP metrics are presented in accordance with Generally Accepted Accounting Principles.

•                  Non-GAAP - As reflected in the attached reconciliation table, the definition of Non-GAAP may exclude from operating income, EBITDA, net income and earnings per share restructuring and impairment charges, among other items.

BUSINESS OUTLOOK

“We are executing against our strategic priorities in both our TTEC Digital and TTEC Engage segments,” commented Regina Paolillo, chief financial and administrative officer. “Year-to-date, we significantly increased our revenue, profitability and cash flow generation, grew the number of concurrent licensed users on our CX subscription-based cloud platform, expanded our geographic and vertical market share, and more recently completed a strategic acquisition and entered into new and expanded channel partner arrangements.”

Paolillo continued, “We expect these positive developments alongside the size and diversity of our revenue backlog and sales pipeline to enable top line growth and margin expansion in 2020, similar to that of 2019.”

We estimate full-year 2019 guidance, which includes PRG Middle East and our recent acquisition of FCR, but excludes restructuring and impairment charges, as follows:

Revenue between $1.622 and $1.630 billion.

•                  With approximately 18.5 percent for TTEC Digital and 81.5 percent for TTEC Engage

Operating Income margins between 7.8 and 8.0 percent.

•                  Margins of approximately 13.7 percent for TTEC Digital and 6.7 percent for TTEC Engage

Adjusted EBITDA margins between 12.8 and 13.0 percent.

•                  Margins of approximately 18.0 percent for TTEC Digital and 11.8 percent for TTEC Engage

Capital expenditures are estimated to between 3.8 and 4.0 percent of revenue.

Effective tax rate for the full year is estimated between 25 and 27 percent.

About TTEC

TTEC Holdings, Inc. (NASDAQ: TTEC) is a leading global customer experience technology and services company focused on the design, implementation and delivery of transformative customer experience for many of the world’s most iconic and disruptive brands. The Company delivers outcome-based customer engagement solutions through TTEC Digital, its digital consultancy that designs and builds human centric, tech-enabled, insight-driven customer experience solutions for clients and TTEC Engage, its delivery center of excellence, that operates customer acquisition, care, fraud prevention and detection, and content moderation services. Founded in 1982, the Company’s 48,500 employees operate on six continents across the globe and live by a set of customer-focused values that guide relationships with clients, their customers, and each other. To learn more about how TTEC is bringing humanity to the customer experience, visit www.ttec.com

FORWARD-LOOKING STATEMENTS

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of TTEC Holding, Inc.’s management and are subject to significant risks and uncertainties. Specifically, we would like for you to focus on risks related to our strategy execution, our ability to innovate and introduce technologies that are sufficiently disruptive to allow us to maintain and grow our market share, cybersecurity risk and risks inherent to our equity structure. Actual results may differ from what is expressed in the forward-looking statements. Risk Factors that could cause TTEC’s results to differ materially from those described in the forward-looking statements can be found in TTEC’s Quarterly Report on Form 10-Q for the quarter ended on September 30, 2019 and Annual Report on Form 10-K for the year ended December 31, 2018, which has been filed with the U.S. Securities and Exchange Commission (the “SEC”) and is available on TTEC’s website www.ttec.com, and on the SEC’s public website at www.sec.gov. TTEC Holdings, Inc. does not undertake to update any forward-looking statements.

TTEC HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2019	2018	2019	2018

Revenue	$395,507	$364,936	$1,182,378	$1,090,038

Operating Expenses:
Cost of services	304,622	286,925	897,193	844,555
Selling, general and administrative	48,062	43,321	148,646	134,611
Depreciation and amortization	16,659	17,317	50,452	52,052
Restructuring and integration charges, net	183	2,716	1,572	4,599
Impairment losses	—	—	3,569	1,120
Total operating expenses	369,526	350,279	1,101,432	1,036,937

Income From Operations	25,981	14,657	80,946	53,101

Other income (expense), net	(806)	(6,020)	(6,870)	(29,480)

Income Before Income Taxes	25,175	8,637	74,076	23,621

Provision for income taxes	(5,196)	(1,893)	(20,007)	(4,648)

Net Income	19,979	6,744	54,069	18,973

Net income attributable to noncontrolling interest	(1,878)	(1,369)	(5,168)	(3,489)

Net Income Attributable to TTEC Stockholders	$18,101	$5,375	$48,901	$15,484

Net Income Per Share

Basic	$0.43	$0.15	$1.17	$0.41
Diluted	$0.43	$0.15	$1.16	$0.41

Net Income Per Share Attributable to TTEC Stockholders

Basic	$0.39	$0.12	$1.06	$0.34
Diluted	$0.39	$0.12	$1.05	$0.33

Income From Operations Margin	6.6%	4.0%	6.8%	4.9%
Net Income Margin	5.1%	1.8%	4.6%	1.7%
Net Income Attributable to TTEC Stockholders Margin	4.6%	1.5%	4.1%	1.4%
Effective Tax Rate	20.6%	21.9%	27.0%	19.7%

Weighted Average Shares Outstanding
Basic	46,481	46,172	46,335	46,021
Diluted	46,768	46,316	46,693	46,390

TTEC HOLDINGS, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In thousands)

(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2019	2018	2019	2018

Revenue:
TTEC Digital	$78,620	$66,679	$222,992	$169,247
TTEC Engage	316,887	298,257	959,386	920,791
Total	$395,507	$364,936	$1,182,378	$1,090,038

Income From Operations:
TTEC Digital	$11,704	$8,469	$27,172	$20,579
TTEC Engage	14,277	6,188	53,774	32,522
Total	$25,981	$14,657	$80,946	$53,101

TTEC HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	September 30,	December 31,
	2019	2018

ASSETS
Current assets:
Cash and cash equivalents	$85,480	$78,237
Accounts receivable, net	312,128	350,962
Other current assets	118,002	97,278
Total current assets	515,610	526,477

Property and equipment, net	164,972	161,523
Other assets	501,284	366,508

Total assets	$1,181,866	$1,054,508

LIABILITIES AND EQUITY
Total current liabilities	$358,306	$235,418
Other long-term liabilities	436,417	466,241
Total equity	387,143	352,849

Total liabilities and equity	$1,181,866	$1,054,508

TTEC HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2019	2018	2019	2018

Revenue	$395,507	$364,936	$1,182,378	$1,090,038

Reconciliation of Adjusted EBITDA:

Net Income	$19,979	$6,744	$54,069	$18,973
Interest income	(522)	(1,401)	(1,291)	(3,940)
Interest expense	4,041	8,410	13,537	22,634
Provision for income taxes	5,196	1,893	20,007	4,648
Depreciation and amortization	16,659	17,317	50,452	52,052
Asset impairment, restructuring and integration charges	183	2,716	5,141	5,719
Impairment of equity investment	—	—	—	15,632
Gain on sale of business units	(391)	(588)	(1,141)	(1,653)
Gain on sale of trademarks	(700)	—	(700)	—
Gain on recovery of receivables in connection with division in winddown	(1,416)	—	(1,416)	—
Changes in acquisition contingent consideration	—	—	(2,424)	—
Loss on asset held for sale reclassified to asset held and used	—	—	—	2,000
Gain on bargain purchase of acquisition	—	—	—	(685)
Equity-based compensation expenses	3,129	3,109	9,663	9,292

Adjusted EBITDA	$46,158	$38,200	$145,897	$124,672

Reconciliation of Free Cash Flow:

Cash Flow From Operating Activities:
Net income	$19,979	$6,744	$54,069	$18,973
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,659	17,317	50,452	52,052
Other	26,493	37,342	79,876	95,084
Net cash provided by operating activities	63,131	61,403	184,397	166,109

Less - Total Cash Capital Expenditures	16,010	14,958	44,438	31,841

Free Cash Flow	$47,121	$46,445	$139,959	$134,268

Reconciliation of Non-GAAP Income from Operations:

Income from Operations	$25,981	$14,657	$80,946	$53,101
Restructuring charges, net	183	2,716	1,572	4,599
Impairment losses	—	—	3,569	1,120

Non-GAAP Income from Operations	$26,164	$17,373	$86,087	$58,820

Non-GAAP Income from Operations Margin	6.6%	4.8%	7.3%	5.4%

Reconciliation of Non-GAAP EPS:

Net Income	$19,979	$6,744	$54,069	$18,973
Add: Asset restructuring and impairment charges	183	2,716	5,141	5,719
Add: Loss on asset held for sale reclassified to asset held and used	—	—	—	2,000
Add: Interest charge related to future purchase of remaining 30% for Motif acquisition	757	3,002	2,533	7,989
Add: Impairment of equity investment	—	—	—	15,632
Less: Changes in acquisition contingent consideration	—	—	(2,424)	—
Less: Gain on sale of business units	(391)	(588)	(1,141)	(1,653)
Less: Gain on sale of trademarks	(700)	—	(700)	—
Less: Gain on recovery of receivable in connection with division in winddown	(1,416)	—	(1,416)	—
Less: Gain on bargain purchase of acquisition	—	—	—	(685)
Add: Changes in valuation allowance, return to provision adjustments and other, and tax effects of items separately disclosed above	212	(1,800)	2,046	(8,146)

Non-GAAP Net Income	$18,624	$10,074	$58,108	$39,829

Diluted shares outstanding	46,768	46,316	46,693	46,390

Non-GAAP EPS	$0.40	$0.22	$1.24	$0.86